Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
Second Quarter • June 30, 2015

The Foundation for a Wireless World.
CrownCastle.com

Crown Castle International Corp
Second Quarter 2015

Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook", "guide", "forecast", "estimate", "anticipate", "project", "plan", "intend", "believe", "expect", "likely", "predicted", and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include, but are not limited to, our Outlook for the third quarter 2015 and full year 2015 .

Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The components of financial information presented herein, both historical and forward looking, may not sum due to rounding. Definitions and reconciliations of non-GAAP measures, including FFO and AFFO, are provided in the Appendix to this Supplement.

As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPANY PROFILE
Crown Castle International Corp. (to which the terms "Crown Castle," "CCIC," "we," "our," "our Company," "the Company" or "us" as used herein refer) owns, operates and leases shared wireless infrastructure, including: (1) towers and other structures, such as rooftops (collectively, "towers"), and to a lesser extent, (2) distributed antenna systems, a type of small cell network ("small cells"), and (3) interests in land under third party towers in various forms ("third party land interests") (collectively, "wireless infrastructure"). Crown Castle offers significant wireless communications coverage in each of the top 100 US markets. Crown Castle owns, operates and manages approximately 40,000 towers in the US.
Our core business is providing access, including space or capacity, to our wireless infrastructure via long-term contracts in various forms, including license, sublease and lease agreements (collectively, "leases"). Our wireless infrastructure can accommodate multiple customers for antennas or other equipment necessary for the transmission of signals for wireless communication devices. We seek to increase our site rental revenues by adding more tenants on our wireless infrastructure, which we expect to result in significant incremental cash flows due to our relatively fixed operating costs.
Effective January 1, 2014, Crown Castle commenced operating as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes as it relates to our towers and third party land interests. In August 2014, we received a favorable private letter ruling from the IRS, which provides that the real property portion of our small cells and the related rents qualify as real property and rents from real property, respectively, under the rules governing REITs. We are evaluating the impact of this private letter ruling and, subject to board approval, we expect to take appropriate action to include at least some part of our small cells as part of the REIT during 2015.
On May 28, 2015, Crown Castle completed the sale of CCAL for an aggregate purchase price of approximately $1.6 billion. At the time of the sale, CCAL was 77.6% owned by Crown Castle. Crown Castle's net proceeds of approximately $1.3 billion, inclusive of an installment payment of approximately $125 million due from the buyers on January 2016, are after accounting for its ownership interest, repayment of intercompany debt owed to it by CCAL and transaction fees and expenses. During the second quarter of 2015, Crown Castle used net proceeds from the sale of CCAL to repay outstanding borrowings under its revolving credit facility and portions of its term loans. We have classified the historical balances, results of operations, and cash flows of CCAL as amounts from discontinued operations.

Crown Castle expects to utilize approximately $1.0 billion of its approximately $2.0 net operating loss carryforward to fully offset the expected taxable gain from the sale of CCAL.   Further, as a result of the sale of CCAL, Crown Castle expects that a significant portion of its common stock dividend distributions during 2015 will be characterized as capital gains distributions.

STRATEGY
Our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our portfolio of wireless infrastructure, (2) returning a meaningful portion of our cash provided by operating activities to our stockholders in the form of dividends and (3) investing capital efficiently to grow long-term dividends per share. We measure our efforts to create "long-term stockholder value" by the combined payment of dividends to stockholders and growth in our per share results. The key elements of our strategy are to:

•
Grow cash flows from our wireless infrastructure. We seek to maximize the site rental cash flows derived from our wireless infrastructure by adding tenants on our wireless infrastructure through long-term leases as our customers deploy and improve their wireless networks. We seek to maximize new tenant additions or modifications of existing tenant installations (collectively, "new tenant additions") through our focus on customer service and deployment speed. Due to the relatively fixed nature of the costs to operate our wireless infrastructure (which tend to increase at approximately the rate of inflation), we expect increases in our site rental cash flows from new tenant additions and the related subsequent impact from contracted escalations to result in growth in our operating cash flows. We believe there is considerable additional future demand for our existing wireless infrastructure based on their location and the anticipated growth in the wireless communication services industry. Substantially all of our wireless infrastructure can accommodate additional tenancy, either as currently constructed or with appropriate modifications to the structure, which we expect to have high incremental returns.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

•
Return cash provided by operating activities to stockholders in the form of dividends. We believe that distributing a meaningful portion of our cash provided by operating activities appropriately provides stockholders with increased certainty for a portion of expected long-term stockholder value while still retaining sufficient flexibility to invest in our business and deliver growth. We believe this decision reflects the translation of the high-quality, long-term contractual cash flows of our business into stable capital returns to stockholders.

•
Invest capital efficiently to grow long-term dividends per share. We seek to invest our capital available, including the net cash provided by our operating activities and external financing sources, in a manner that will increase long-term stockholder value on a risk-adjusted basis. Our historical investments have included the following (in no particular order):

◦	purchase shares of our common stock from time to time;

◦	acquire or construct wireless infrastructure;

◦	acquire land interests under towers;

◦	make improvements and structural enhancements to our existing wireless infrastructure; or

◦	purchase, repay or redeem our debt.
Our strategy to create long-term stockholder value is based on our belief that additional demand for our wireless infrastructure will be created by the expected continued growth in the wireless communication services industry, which is predominately driven by the demand for wireless data services by consumers. We believe that such demand for our wireless infrastructure will continue, will result in growth of our cash flows due to new tenant additions on our existing wireless infrastructure, and will create other growth opportunities for us, such as demand for new wireless infrastructure.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

HISTORICAL DIVIDEND AND AFFO PER SHARE (1)

PORTFOLIO FOOTPRINT

Vancouver
Kelowna
Calgary
Regina
Winnipeg
ONTARIO
MONTANA
Helena
NORTH DAKOTA
Bismarck
MINNESOTA
IDAHO
Boise
WYOMING
SOUTH DAKOTA
Pierre
Sioux Falls
Cheyenne
NEBRASKA
NEVADA
U N I T E D S T A T E S
Las Vegas
KANSAS
Topeka
Wichita
Amarillo
Lubbock
El Paso
Ciudad Juarez
TEXAS
Tijuana
San Diego
Chihuahua
Hermosillo
M E X I C O
Torreon
Monterrey
Brownsville
Culiacan
Gulf of Mexico
Jacksonville
Miami
Nassau
BAHAMAS
Sudbury
Toronto
Ottawa
Montreal
Quebec
MAINE
Norfolk
Honolulu
Mazatlan
Leon
San Juan
Charlotte Amalie
Ponce
Merida
Cancun

(1)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Financial Measures and Other Calculations" in the Appendix for a discussion of the definitions of FFO and AFFO.

(2)	Last quarter annualized ("LQA") calculated as the most recently completed quarterly period times four.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GENERAL COMPANY INFORMATION
Principal executive offices	1220 Augusta Drive, Suite 600, Houston, TX 77057
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long Term Issuer Default Rating	BBB-
Moody’s - Long Term Corporate Family Rating	Ba2
Standard & Poor’s - Long Term Local Issuer Credit Rating	BB+

Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

EXECUTIVE MANAGEMENT TEAM
Name	Age	Years with Company	Position
W. Benjamin Moreland	51	15	President and Chief Executive Officer
Jay A. Brown	42	15	Senior Vice President, Chief Financial Officer and Treasurer
James D. Young	53	9	Senior Vice President and Chief Operating Officer
E. Blake Hawk	65	16	Executive Vice President and General Counsel
Patrick Slowey	58	14	Senior Vice President and Chief Commercial Officer
Philip M. Kelley	42	18	Senior Vice President-Corporate Development and Strategy

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
J. Landis Martin	Chairman	NCG(1)	69	18
P. Robert Bartolo	Director	Audit, Compensation	43	1
Cindy Christy	Director	NCG(1), Strategy	49	7
Ari Q. Fitzgerald	Director	Compensation, Strategy	52	12
Robert E. Garrison II	Director	Audit, Compensation	73	10
Dale N. Hatfield	Director	NCG(1), Strategy	77	13
Lee W. Hogan	Director	Audit, Compensation, Strategy	70	14
Edward C. Hutcheson	Director	Strategy	69	18
John P. Kelly	Director	Strategy	57	15
Robert F. McKenzie	Director	Audit, Strategy	71	20
Anthony J. Melone	Director		55	*
W. Benjamin Moreland	Director		51	8

(1)	Nominating & Corporate Governance Committee

*	Appointed May 2015

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	BTIG Walter Piecyk (646) 450-9258	Barclays Amir Rozwadowski (212) 526-4043
Canaccord Genuity Greg Miller (212) 389-8128	Citigroup Michael Rollins (212) 816-1116	Cowen and Company Colby Synesael (646) 562-1355
Credit Suisse Joseph Mastrogiovanni (212) 325-3757	Evercore Partners Jonathan Schildkraut (212) 497-0864	Goldman Sachs Brett Feldman (212) 902-8156
Jefferies Mike McCormack (212) 284-2516	JPMorgan Philip Cusick (212) 622-1444	Macquarie Kevin Smithen (212) 231-0695
Morgan Stanley Simon Flannery (212) 761-6432	New Street Research Spencer Kurn (212) 921-2067	Oppenheimer & Co. Timothy Horan (212) 667-8137
Pacific Crest Securities Michael Bowen (503) 727-0721	Raymond James Ric Prentiss (727) 567-2567	RBC Capital Markets Jonathan Atkin (415) 633-8589
UBS Batya Levi (212) 713-8824	Wells Fargo Securities, LLC Jennifer Fritzsche (312) 920-3548

Rating Agency
Fitch John Culver (312) 368-3216	Moody’s Phil Kibel (212) 553-1653	Standard & Poor’s Scott Tan (212) 438-4162

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share data)	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14
High price(1)	$86.61	$87.74	$82.46	$78.37	$74.94
Low price(1)	$80.11	$77.04	$72.61	$70.02	$68.50
Period end closing price(2)	$80.30	$81.72	$77.17	78.11	$71.71
Dividends paid per common share	$0.82	$0.82	$0.82	$0.35	$0.35
Volume weighted average price for the period(1)	$82.84	$83.63	$77.56	$74.51	$72.00
Common shares outstanding - diluted, at period end	334	334	334	334	334
Market value of outstanding common shares, at period end(3)	$26,801	$27,276	$25,765	$26,078	$23,944

(1)	Based on the sales price, adjusted for common stock dividends, as reported by Bloomberg.

(2)	Based on the period end closing price, adjusted for dividends, as reported by Bloomberg.

(3)
Period end market value of outstanding common shares is calculated as the product of (a) shares of common stock outstanding at period end and (b) closing share price at period end, adjusted for dividends, as reported by Bloomberg.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY PORTFOLIO HIGHLIGHTS
(as of June 30, 2015)
Number of towers(1)	39,667
Average number of tenants per tower	2.2
Remaining contracted customer receivables ($ in billions)(2)	$20
Weighted average remaining customer contract term (years)(3)	7
Percent of towers in the Top 50 / 100 Basic Trading Areas	56%/71%
Percent of ground leased / owned (by site rental gross margin)	64%/36%
Weighted average maturity of ground leases (years)(4)	30

SUMMARY FINANCIAL HIGHLIGHTS
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except per share amounts)	2015	2014	2015	2014
Operating Data:
Net revenues
Site rental	$737,091	$710,783	$1,468,471	$1,425,575
Network services and other	162,346	167,459	331,437	294,430
Net revenues	$899,437	$878,242	$1,799,908	$1,720,005

Gross margin
Site rental	$500,060	$483,751	$999,227	$979,899
Network services and other	72,946	65,558	155,119	120,729
Total gross margin	$573,006	$549,309	$1,154,346	$1,100,628

Net income (loss) attributable to CCIC common stockholders	$1,142,363	$23,012	$1,254,153	$113,512
Net income (loss) attributable to CCIC common stockholders per share - diluted	$3.42	$0.07	$3.76	$0.34

Non-GAAP Data(5):
Adjusted EBITDA	$520,926	$509,537	$1,050,225	$1,018,067
FFO	408,067	260,506	764,970	587,153
AFFO	342,385	332,274	708,062	663,511
AFFO per share	$1.03	$1.00	$2.12	$1.99

Summary Cash Flow Data:
Net cash provided by (used for) operating activities	$465,818	$374,842	$918,878	$722,936
Net cash provided by (used for) investing activities(6)	(219,553)	(183,862)	(439,213)	(382,708)
Net cash provided by (used for) financing activities	(1,251,923)	(181,300)	(1,424,165)	(355,756)

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

(2)	Excludes renewal terms at customers' opinion.

(3)	Excludes renewal terms at customers' option, weighted by site rental revenues.

(4)	Includes renewal terms at the Company's option, weighted by site rental gross margin.

(5)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Calculations" in the Appendix for a discussion of our definitions of FFO and AFFO.

(6)
Includes net cash used for acquisitions of approximately $47 million and $26 million for the three months ended June 30, 2015 and 2014, respectively and $65 million and $86 million for the six months ended June 30, 2015 and 2014, respectively.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY FINANCIAL HIGHLIGHTS (CONTINUED)
	Three Months Ended June 30,
(dollars in thousands, except per share amounts)	2015		2014
Other Data:
Net debt to last quarter annualized Adjusted EBITDA	5.2	x	5.6	x
Dividend per common share	$0.82		$0.35
AFFO payout ratio(1)	80%		35%

(dollars in thousands)	June 30, 2015		December 31, 2014
Balance Sheet Data (at period end):
Cash and cash equivalents	$338,609		$151,312
Property and equipment, net	9,042,284		8,982,783
Total assets	21,011,629		21,143,276
Total debt and other long-term obligations	11,131,304		11,920,861
Total CCIC stockholders' equity	7,404,236		6,716,225

OUTLOOK FOR THIRD QUARTER 2015 AND FULL YEAR 2015(2)
(dollars in millions, except per share amounts)	Third Quarter 2015	Full Year 2015
Site rental revenues	$740 to $745	$2,949 to $2,959
Site rental cost of operations	$237 to $242	$942 to $952
Site rental gross margin	$500 to $505	$2,000 to $2,010
Adjusted EBITDA(4)	$510 to $515	$2,073 to $2,088
Interest expense and amortization of deferred financing costs(3)	$125 to $130	$513 to $528
FFO(4)	$347 to $352	$1,463 to $1,478
AFFO(4)	$341 to $346	$1,405 to $1,420
AFFO per share(4)(5)	$1.02 to $1.04	$4.21 to $4.25
Net income (loss)	$90 to $123	$1,463 to $1,542
Net income (loss) per share - diluted(3)	$0.27 to $0.37	$4.38 to $4.62
Net income (loss) attributable to CCIC common stockholders	$79 to $112	$1,419 to $1,498
Net income (loss) attributable to CCIC common stockholders per share - diluted(3)	$0.24 to $0.34	$4.25 to $4.49

(1)	AFFO is calculated exclusive of income from discontinued operations and related noncontrolling interest. See page 2.

(2)
Results of operations and income from the sale of CCAL are classified as amounts from discontinued operations. Outlook amounts are exclusive of income from discontinued operations and related noncontrolling interest, except for net income. See page 2.

(3)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" in the Appendix.

(4)	See reconciliations and definitions provided herein.

(5)	Based on 333.7 million diluted shares outstanding as of June 30, 2015.

Crown Castle International Corp.
Second Quarter 2015

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OUTLOOK FOR FULL YEAR 2015 SITE RENTAL REVENUE GROWTH
(dollars in millions)	Midpoint of Full Year 2015 Outlook	Full Year 2014
Reported GAAP site rental revenues	$2,954	$2,867
Site rental straight-line revenues	(111)	(183)
Other - Non-recurring	—	(5)
Site Rental Revenues, as Adjusted(1)(3)	$2,844	$2,678
Cash adjustments:
Other	—
New tower acquisitions and builds(2)	(20)
Organic Site Rental Revenues(1)(3)(4)	$2,823
Year-Over-Year Revenue Growth
Reported GAAP site rental revenues	3.0%
Site Rental Revenues, as Adjusted	6.2%
Organic Site Rental Revenues(5)	5.4%

OUTLOOK FOR ORGANIC SITE RENTAL REVENUE GROWTH
Midpoint of Full Year 2015 Outlook
New leasing activity	6.0%
Escalators	3.4%
Organic Site Rental Revenue Growth, before non-renewals	9.4%
Non-renewals	(4.0)%
Organic Site Rental Revenue Growth(5)	5.4%

OUTLOOK FOR FULL YEAR 2015 SITE RENTAL GROSS MARGIN GROWTH
(dollars in millions)	Midpoint of Full Year 2015 Outlook	Full Year 2014
Reported GAAP site rental gross margin	$2,005	$1,960
Straight line revenues and expenses, net	(15)	(82)
Other - Non-recurring	—	(5)
Site Rental Gross Margin, as Adjusted(1)(3)	$1,990	$1,874
Cash adjustments:
Other	—
New tower acquisitions and builds(2)	(16)
Organic Site Rental Gross Margin(1)(3)(4)	$1,974
Year-Over-Year Gross Margin Growth
Reported GAAP site rental gross margin	2.3%
Site Rental Gross Margin, as Adjusted	6.2%
Organic Site Rental Gross Margin(6)	5.3%
Year-Over-Year Incremental Margin
Reported GAAP site rental gross margin	51.0%
Site Rental Gross Margin, as Adjusted	70.2%
Organic Site Rental Gross Margin(7)	68.6%

(1)	Includes amortization of prepaid rent.

(2)	The financial impact of new tower acquisitions and builds is excluded from organic site rental revenues until the one-year anniversary of the acquisition or build.

(3)	Includes Site Rental Revenues, as Adjusted, from the construction of new small cell nodes.

(4)	See definitions provided herein.

(5)	Calculated as the percentage change from Site Rental Revenues, as Adjusted, for the prior period when compared to Organic Site Rental Revenues for the current period.

(6)	Calculated as the percentage change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period.

(7)
Calculated as the change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period, divided by the change from Site Rental Revenues, as Adjusted in the prior period when compared to Organic Site Rental Revenues for the current period.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONSOLIDATED BALANCE SHEET (Unaudited)
(dollars in thousands, except share amounts)	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$338,609	$151,312
Restricted cash	143,016	147,411
Receivables, net	253,342	313,308
Prepaid expenses	138,355	138,873
Deferred income tax assets	29,842	24,806
Other current assets	214,396	94,503
Assets from discontinued operations	—	412,783
Total current assets	1,117,560	1,282,996
Deferred site rental receivables	1,256,517	1,202,058
Property and equipment, net	9,042,284	8,982,783
Goodwill	5,160,106	5,196,485
Other intangible assets, net	3,631,987	3,681,551
Long-term prepaid rent, deferred financing costs and other assets, net	803,175	797,403
Total assets	$21,011,629	$21,143,276

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$153,909	$162,397
Accrued interest	67,067	66,943
Deferred revenues	313,355	279,882
Other accrued liabilities	151,211	182,081
Current maturities of debt and other obligations	94,702	113,335
Liabilities from discontinued operations	—	127,493
Total current liabilities	780,244	932,131
Debt and other long-term obligations	11,036,602	11,807,526
Deferred income tax liabilities	35,117	39,889
Other long-term liabilities	1,755,430	1,626,502
Total liabilities	13,607,393	14,406,048
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $.01 par value; 600,000,000 shares authorized; shares issued and outstanding: June 30, 2015—333,762,344 and December 31, 2014—333,856,632	3,339	3,339
4.50% Mandatory Convertible Preferred Stock, Series A, $.01 par value; 20,000,000 shares authorized; shares issued and outstanding: June 30, 2015 and December 31, 2014—9,775,000; aggregate liquidation value: June 30, 2015 and December 31, 2014—$977,500	98	98
Additional paid-in capital	9,518,103	9,512,396
Accumulated other comprehensive income (loss)	(6,866)	15,820
Dividends/distributions in excess of earnings	(2,110,438)	(2,815,428)
Total CCIC stockholders' equity	7,404,236	6,716,225
Noncontrolling interest from discontinued operations	—	21,003
Total equity	7,404,236	6,737,228
Total liabilities and equity	$21,011,629	$21,143,276

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except share and per share amounts)	2015	2014	2014	2015
Net revenues:
Site rental	$737,091	$710,783	$1,468,471	$1,425,575
Network services and other	162,346	167,459	331,437	294,430
Net revenues	899,437	878,242	1,799,908	1,720,005
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	237,031	227,032	469,244	445,676
Network services and other	89,400	101,901	176,318	173,701
General and administrative	73,125	63,318	147,181	121,959
Asset write-down charges	3,620	3,105	12,175	5,741
Acquisition and integration costs	2,377	19,125	4,393	24,784
Depreciation, amortization and accretion	253,153	246,583	504,959	491,759
Total operating expenses	658,706	661,064	1,314,270	1,263,620
Operating income (loss)	240,731	217,178	485,638	456,385
Interest expense and amortization of deferred financing costs	(134,466)	(144,534)	(268,905)	(290,934)
Gains (losses) on retirement of long-term obligations	(4,181)	(44,629)	(4,157)	(44,629)
Gains (losses) on foreign currency swaps	59,779	—	59,779	—
Interest income	325	108	381	222
Other income (expense)	194	(5,920)	(55)	(8,656)
Income (loss) from continuing operations before income taxes	162,382	22,203	272,681	112,388
Benefit (provision) for income taxes	4,144	3,101	5,579	6,141
Income (loss) from continuing operations	166,526	25,304	278,260	118,529
Discontinued operations:
Income (loss) from discontinued operations, net of tax	6,312	10,053	19,690	19,621
Net gain (loss) from disposal of discontinued operations, net of tax	981,540	—	981,540	—
Income (loss) from discontinued operations, net of tax	987,852	10,053	1,001,230	19,621
Net income (loss)	1,154,378	35,357	1,279,490	138,150
Less: Net income (loss) attributable to the noncontrolling interest	1,018	1,348	3,343	2,644
Net income (loss) attributable to CCIC stockholders	1,153,360	34,009	1,276,147	135,506
Dividends on preferred stock	(10,997)	(10,997)	(21,994)	(21,994)
Net income (loss) attributable to CCIC common stockholders	$1,142,363	$23,012	$1,254,153	$113,512

Net income (loss) attributable to CCIC common stockholders, per common share:
Income (loss) from continuing operations, basic	$0.47	$0.04	$0.77	$0.29
Income (loss) from discontinued operations, basic	$2.96	$0.03	$3.00	$0.05
Net income (loss) attributable to CCIC common stockholders, basic	$3.43	$0.07	$3.77	$0.34
Income (loss) from continuing operations, diluted	$0.47	$0.04	$0.77	$0.29
Income (loss) from discontinued operations, diluted	$2.95	$0.03	$2.99	$0.05
Net income (loss) attributable to CCIC common stockholders, diluted	$3.42	$0.07	$3.76	$0.34

Weighted-average common shares outstanding (in thousands):
Basic	333,091	332,344	332,902	332,189
Diluted	333,733	333,081	333,665	333,034

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO AND AFFO RECONCILIATIONS
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except share and per share amounts)	2015	2014	2015	2014
Net income(1)	$166,526	$25,304	$278,260	$118,529
Real estate related depreciation, amortization and accretion	248,918	243,094	496,529	484,876
Asset write-down charges	3,620	3,105	12,175	5,741
Dividends on preferred stock	(10,997)	(10,997)	(21,994)	(21,994)
FFO(2)(3)(5)	$408,067	$260,506	$764,970	$587,153
Weighted average common shares outstanding — diluted(4)	333,733	333,081	333,665	333,034
FFO per share(2)(5)	$1.22	$0.78	$2.29	$1.76

FFO (from above)	$408,067	$260,506	$764,970	$587,153
Adjustments to increase (decrease) FFO:
Straight-line revenue	(31,326)	(49,774)	(61,865)	(98,999)
Straight-line expense	24,981	26,717	49,563	51,937
Stock-based compensation expense	15,975	17,883	32,816	29,840
Non-cash portion of tax provision	(10,783)	(5,060)	(14,375)	(9,883)
Non-real estate related depreciation, amortization and accretion	4,235	3,489	8,430	6,883
Amortization of non-cash interest expense	12,068	20,604	23,804	41,485
Other (income) expense	(194)	5,920	55	8,656
Gains (losses) on retirement of long-term obligations	4,181	44,629	4,157	44,629
Gains (losses) on foreign currency swaps	(59,779)	—	(59,779)	—
Acquisition and integration costs	2,377	19,125	4,393	24,784
Capital improvement capital expenditures	(10,662)	(4,148)	(18,152)	(7,919)
Corporate capital expenditures	(16,757)	(7,619)	(25,955)	(15,056)
AFFO(2)(3)(5)	$342,385	$332,274	$708,062	$663,511
Weighted average common shares outstanding — diluted(4)	333,733	333,081	333,665	333,034
AFFO per share(2)(5)	$1.03	$1.00	$2.12	$1.99

(1)
Exclusive of income from discontinued operations and related noncontrolling interest of $988 million and $10 million for the three months ended June 30, 2015 and 2014, respectively and $1.0 billion and $20 million for the six months ended June 30, 2015 and 2014, respectively.

(2)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Calculations" in the Appendix for a discussion of the definitions of FFO and AFFO.

(3)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(4)	The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count.

(5)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Six Months Ended June 30,
(dollars in thousands)	2015	2014
Cash flows from operating activities:
Net income (loss) from continuing operations	$278,260	$118,529
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	504,959	491,759
Gains (losses) on retirement of long-term obligations	4,157	44,629
Gains (losses) on foreign currency swaps	(59,779)	—
Amortization of deferred financing costs and other non-cash interest	23,804	41,485
Stock-based compensation expense	30,131	27,373
Asset write-down charges	12,175	5,741
Deferred income tax benefit (provision)	(10,170)	(9,882)
Other non-cash adjustments, net	(1,024)	(1,468)
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	131,661	160,585
Decrease (increase) in assets	4,704	(155,815)
Net cash provided by (used for) operating activities	918,878	722,936
Cash flows from investing activities:
Payments for acquisition of businesses, net of cash acquired	(64,725)	(85,788)
Capital expenditures	(420,883)	(299,298)
Receipts from foreign currency swaps	54,475	—
Other investing activities, net	(8,080)	2,378
Net cash provided by (used for) investing activities	(439,213)	(382,708)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,000,000	845,750
Principal payments on debt and other long-term obligations	(53,718)	(55,385)
Purchases and redemptions of long-term debt	(1,069,337)	(836,899)
Purchases of capital stock	(29,490)	(21,730)
Borrowings under revolving credit facility	450,000	494,000
Payments under revolving credit facility	(1,145,000)	(534,000)
Payments for financing costs	(16,348)	(15,834)
Net decrease (increase) in restricted cash	9,093	24,386
Dividends/distributions paid on common stock	(547,371)	(233,684)
Dividends paid on preferred stock	(21,994)	(22,360)
Net cash provided by (used for) financing activities	(1,424,165)	(355,756)
Net increase (decrease) in cash and cash equivalents - continuing operations	(944,500)	(15,528)
Discontinued operations:
Net cash provided by (used for) operating activities	4,881	40,740
Net cash provided by (used for) investing activities	1,103,577	(15,096)
Net increase (decrease) in cash and cash equivalents - discontinued operations	1,108,458	25,644
Effect of exchange rate changes	(969)	(6,031)
Cash and cash equivalents at beginning of period(1)	175,620	223,394
Cash and cash equivalents at end of period	$338,609	$227,479
Supplemental disclosure of cash flow information:
Interest paid	244,977	248,183
Income taxes paid	8,489	12,690

(1)	Inclusive of cash and cash equivalents included in discontinued operations.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SITE RENTAL REVENUE GROWTH
	Three Months Ended June 30,
(dollars in millions)	2015	2014
Reported GAAP site rental revenues	$737	$711
Site rental straight-line revenues	(31)	(50)
Other - Non-recurring	—	—
Site Rental Revenues, as Adjusted(1)(3)	$706	$661
Cash adjustments:
Other	—
New tower acquisitions and builds(2)	(6)
Organic Site Rental Revenues(1)(3)(4)	$700
Year-Over-Year Revenue Growth
Reported GAAP site rental revenues	3.7%
Site Rental Revenues, as Adjusted	6.8%
Organic Site Rental Revenues(5)	5.9%

ORGANIC SITE RENTAL REVENUE GROWTH
Three Months Ended June 30,
2015
New leasing activity	6.3%
Escalators	3.4%
Organic Site Rental Revenue growth, before non-renewals	9.8%
Non-renewals	(3.8)%
Organic Site Rental Revenue Growth(5)	5.9%

(1)	Includes amortization of prepaid rent; see the table "Summary of Prepaid Rent Activity" on page 16 for further details.

(2)	The financial impact of new tower acquisitions and builds is excluded from organic site rental revenues until the one-year anniversary of the acquisition or build.

(3)	Includes Site Rental Revenues, as Adjusted from the construction of new small cells.

(4)	See definitions provided herein.

(5)	Calculated as the percentage change from Site Rental Revenues, as Adjusted, for the prior period when compared to Organic Site Rental Revenues for the current period.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SITE RENTAL GROSS MARGIN GROWTH
	Three Months Ended June 30,
(dollars in millions)	2015	2014
Reported GAAP site rental gross margin	$500	$484
Straight line revenues and expenses, net	(6)	(22)
Other - Non-recurring	—	—
Site rental gross margin, as Adjusted(1)(2)	$494	$462
Cash adjustments:
Other	—
New tower acquisitions and builds(3)	(4)
Organic Site Rental Gross Margin(1)(2)(4)	$489
Year-Over-Year Gross Margin Growth
Reported GAAP site rental gross margin	3.4%
Site Rental Gross Margin, as Adjusted	6.8%
Organic Site Rental Gross Margin(5)	5.9%
Year-Over-Year Incremental Margin
Reported GAAP site rental gross margin	62.0%
Site Rental Gross Margin, as Adjusted	70.6%
Organic Site Rental Gross Margin(6)	69.3%

(1)	Includes amortization of prepaid rent.

(2)	Includes Site Rental Revenues, as Adjusted, from the construction of new small cell nodes.

(3)	The financial impact of new tower acquisitions and builds is excluded from organic site rental revenues until the one-year anniversary of the acquisition or build.

(4)	See definitions provided herein.

(5)	Calculated as the percentage change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period.

(6)
Calculated as the change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period, divided by the change from Site Rental Revenues, as Adjusted in the prior period when compared to Organic Site Rental Revenues for the current period.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF SITE RENTAL STRAIGHT-LINE REVENUES AND EXPENSES(1)
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2015	2014	2015	2014
Total site rental straight-line revenue	$31,326	$49,774	$61,865	$98,999
Total site rental straight-line expenses	24,981	26,717	49,563	51,937

SUMMARY OF PREPAID RENT ACTIVITY(2)
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2015	2014	2015	2014
Prepaid rent received	$98,979	$83,607	$216,937	$151,830
Amortization of prepaid rent	(34,611)	(22,116)	(69,062)	(41,458)

SUMMARY OF CAPITAL EXPENDITURES
	Three Months Ended June 30,
(dollars in thousands)	2015	2014
Discretionary:
Purchases of land interests	$28,269	$20,950
Wireless infrastructure construction and improvements	163,542	127,743
Sustaining	27,419	11,767
Total	$219,230	$160,460

(1)
In accordance with GAAP accounting, if payment terms call for fixed escalations, or rent free periods, the revenue is recognized on a straight-line basis over the fixed, non-cancelable term of the contract. Since the Company recognizes revenue on a straight-line basis, a portion of the site rental revenue in a given period represents cash collected or contractually collectible in other periods.

(2)	Reflects prepaid rent received from long-term tenant contracts and the amortization thereof for GAAP revenue recognition purposes.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PROJECTED REVENUE FROM EXISTING CUSTOMER CONTRACTS(1)
	Remaining six months	Years Ended December 31,
(dollars in millions)	2015	2016	2017	2018	2019
Site rental revenue (GAAP)	$1,461	$2,918	$2,933	$2,951	$2,972
Site rental straight-line revenue	(47)	(34)	34	87	140
Site Rental Revenues, as Adjusted	$1,413	$2,884	$2,967	$3,039	$3,111

PROJECTED GROUND LEASE EXPENSE FROM EXISTING GROUND LEASES(2)
	Remaining six months	Years Ended December 31,
(as of June 30, 2015; dollars in millions)	2015	2016	2017	2018	2019
Ground lease expense (GAAP)	$323	$650	$656	$662	$669
Site rental straight-line expense	(46)	(82)	(71)	(61)	(51)
Ground Lease Expense, as Adjusted	$277	$568	$585	$601	$618

ANNUALIZED CASH SITE RENTAL REVENUE AT TIME OF RENEWAL(3)
	Remaining six months	Years Ended December 31,
(as of June 30, 2015; dollars in millions)	2015	2016	2017	2018	2019
AT&T	$9	$40	$18	$40	$36
Sprint(4)	11	42	39	36	42
T-Mobile	8	26	25	33	26
Verizon	7	13	17	18	18
All Others Combined	24	38	30	32	30
Total	$59	$159	$129	$159	$152

(1)
Based on existing contracts as of June 30, 2015. All contracts, except for Sprint contracts associated with the iDen network and contracts where non-renewal notices have been received, are assumed to renew for a new term at current term end date. CPI-linked customer contracts are assumed to escalate at 3% per annum.

(2)	Based on existing ground leases as of June 30, 2015. CPI-linked leases are assumed to escalate at 3% per annum.

(3)
Reflects lease renewals by year by customer; dollar amounts represent annualized cash site rental revenues from assumed renewals or extension as reflected in the table "Projected Revenue from Existing Customer Contracts."

(4)	Excludes Sprint leases associated with the iDen network, which are assumed to not renew as reflected in the table "Projected Revenue from Existing Customer Contracts."

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

ESTIMATED REDUCTION TO SITE RENTAL REVENUES FROM NON-RENEWALS FROM LEAP, METROPCS AND CLEARWIRE NETWORK DECOMMISSIONING(1)(2) (dollars in millions)
2015	2016	2017	2018	Thereafter	Total
$25-$35	$70-$80	$25-$35	$20-$30	$35-$45	$175-$225

TOTAL SITE RENTAL REVENUES FROM LEAP, METROPCS AND CLEARWIRE BY LEASE MATURITY(3)
(dollars in millions)	2015	2016	2017	2018	Thereafter	Total
Towers Leasing	$70	$70	$45	$30	$45	$260
Small Cells Leasing	$—	$5	$5	$5	$80	$95
Total	$70	$75	$50	$35	$125	$355

HISTORICAL ANNUAL NON-RENEWALS AS PERCENTAGE OF SITE RENTAL REVENUES, AS ADJUSTED
Years Ended December 31,
2014	2013	2012	2011	2010
2.6%	1.7%	2.2%	2.0%	2.1%

CUSTOMER OVERVIEW
(as of June 30, 2015)	Percentage of Q2 2015 LQA Site Rental Revenues	Weighted Average Current Term Remaining(4)	Long-Term Credit Rating (S&P / Moody’s)
AT&T	33%	7	BBB+ / Baa1
T-Mobile	25%	7	BB
Sprint	21%	6	B+ / B1
Verizon	18%	8	BBB+ / Baa1
All Others Combined	3%	4	N/A
Total / Weighted Average	100%	7

(1)	Estimated impact to site rental revenues in the applicable period based on run-rate site rental revenues as of June 30, 2015.

(2)	Depending on the eventual network deployment and decommissioning plans of AT&T, T-Mobile and Sprint, the impact and timing of such renewals may vary from Crown Castle's expectations.

(3)	Estimated amount of total site rental revenues maturing in the applicable period, based on run-rate site rental revenues as of June 30, 2015.

(4)	Weighted by site rental revenue contributions; excludes renewals at the customers' option.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF TOWER PORTFOLIO BY VINTAGE
(as of June 30, 2015; dollars in thousands)
YIELD(1)	NUMBER OF TENANTS PER TOWER

LQA SITE RENTAL REVENUE PER TOWER	LQA SITE RENTAL GROSS MARGIN PER TOWER

INVESTED CAPITAL PER TOWER(2)	NUMBER OF TOWERS

(1)	Yield is calculated as LQA site rental gross margin divided by invested capital.

(2)
Reflects gross total assets, including incremental capital invested by the Company since time of acquisition or construction completion. Inclusive of invested capital related to land at the tower site.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PORTFOLIO OVERVIEW(1)
(as of June 30, 2015; dollars in thousands)
NUMBER OF TOWERS	TENANTS PER TOWER	LQA SITE RENTAL REVENUE PER TOWER

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DISTRIBUTION OF TOWER TENANCY (as of June 30, 2015)
PERCENTAGE OF TOWERS BY TENANTS PER TOWER(1)
SITES OPERATED GREATER THAN 10 YEARS	SITES OPERATED LESS THAN OR EQUAL TO TEN YEARS

Average: 2.8	Average: 2.0

GEOGRAPHIC TOWER DISTRIBUTION (as of June 30, 2015)(1)
PERCENTAGE OF TOWERS BY GEOGRAPHIC LOCATION	PERCENTAGE OF LQA SITE RENTAL REVENUE BY GEOGRAPHIC LOCATION

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GROUND INTEREST OVERVIEW
(as of June 30, 2015; dollars in millions)	LQA Site Rental Revenue	Percentage of LQA Site Rental Revenue	LQA Site Rental Gross Margin	Percentage of LQA Site Rental Gross Margin	Number of Towers(1)	Percentage of Towers	Weighted Average Term Remaining (by years)(2)
Less than 10 years	$343	13%	$197	11%	5,664	14%
10 to 20 years	526	20%	287	16%	9,765	25%
Greater 20 years	1,080	41%	704	38%	15,790	40%
Total leased	$1,949	73%	$1,189	64%	31,219	79%	30

Owned	716	27%	658	36%	8,448	21%
Total / Average	$2,665	100%	$1,847	100%	39,667	100%

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

(2)	Includes renewal terms at the Company’s option; weighted by site rental gross margin.

GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
Ground Extensions Under Crown Castle Towers:
Number of ground leases extended	510	969
Average number of years extended	38	35
Percentage increase in consolidated cash ground lease expense due to extension activities(1)	0.2%	0.2%

Ground Purchases Under Crown Castle Towers:
Number of ground leases purchased	114	229
Land lease purchases (including capital expenditures, acquisitions and capital leases)	$35	$68
Percentage of consolidated site rental gross margin from towers residing on land purchased	<1%	<1%

SMALL CELL NETWORK OVERVIEW
Number of Nodes(3) (in thousands)	Miles of Fiber (in thousands)	Percentage of LQA Site Rental Revenues	Weighted Average Current Term Remaining for Customer Contracts(2)
15	7	8%	7

(1)	Includes the impact from the amortization of lump sum payments.

(2)	Excludes renewal terms at customers’ option; weighted by site rental revenue.

(3)	Includes nodes currently in-process.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CAPITALIZATION OVERVIEW
(dollars in millions)	Face Value as Reported 6/30/15	Fixed vs. Floating	Secured vs. Unsecured	Interest Rate(1)	Net Debt to LQA EBITDA(2)	Maturity
Cash	$339

Senior Secured Tower Revenue Notes, Series 2010-2-2010-3(3)	1,600	Fixed	Secured	6.0%		Various(7)
Senior Secured Tower Revenue Notes, Series 2010-5-2010-6(3)	1,300	Fixed	Secured	4.7%		Various(7)
Senior Secured Tower Revenue Notes, Series 2015-1-2015-2(3)	1,000	Fixed	Secured	3.5%		Various(7)
2012 Secured Notes(4)	1,500	Fixed	Secured	3.4%		2017/2023
Senior Secured Notes, Series 2009-1(5)	151	Fixed	Secured	7.5%		Various(7)
Subtotal	$5,551			4.0%	2.7x
Revolving Credit Facility(6)	—	Floating	Secured	1.9%		2019
Term Loan A	638	Floating	Secured	1.9%		2019
Term Loan B	2,258	Floating	Secured	3.0%		2021
Total CCOC Facility Debt	$2,896			2.8%	1.4x
4.875% Senior Notes	850	Fixed	Unsecured	4.9%		2022
5.250% Senior Notes	1,650	Fixed	Unsecured	5.3%		2023
Capital Leases & other debt	188	Various	Various	Various		Various
Total HoldCo and other debt	$2,688			5.2%	1.3x
Total net debt	$10,796			4.2%	5.2x
Preferred Stock, at liquidation value	978
Market Capitalization(8)	26,801
Firm Value(9)	$38,576

(1)	Represents the weighted-average stated interest rate.

(2)	Represents the applicable amount of debt divided by LQA consolidated Adjusted EBITDA.

(3)
If the Senior Secured Tower Revenue Notes 2010-2, 2010-3 and Senior Secured Tower Revenue Notes 2010-5, and 2010-6 ("2010 Tower Revenue Notes") and Senior Secured Tower Revenue Notes 2015-1 and 2015-2 ("2015 Tower Revenue Notes") are not paid in full on or prior to 2017, 2020, 2022 and 2025, as applicable, then Excess Cash Flow (as defined in the indenture) of the issuers (of such notes) will be used to repay principal of the applicable series and class of the 2010 Tower Revenue Notes and 2015 Tower Revenue Notes, and additional interest (of an additional approximately 5% per annum) will accrue on the respective 2010 Tower Revenue Notes and 2015 Tower Revenue Notes. The Senior Secured Tower Revenue Notes, 2010-2, and 2010-3 consist of two series of notes with principal amounts of $350 million and $1.3 billion, having anticipated repayment dates in 2017 and 2020, respectively. The Senior Secured Tower Revenue Notes, 2010-5 and 2010-6 consist of two series of notes with principal amounts of $300 million and $1.0 billion, having anticipated repayment dates in 2017 and 2020, respectively. The Senior Secured Tower Revenue Notes, 2015-1 and 2015-2 consist of two series of notes with principal amounts of $300 million and $700 million, having anticipated repayment dates in 2022 and 2025, respectively.

(4)	The 2012 Secured Notes consist of $500 million aggregate principal amount of 2.381% secured notes due 2017 and $1.0 billion aggregate principal amount of 3.849% secured notes due 2030.

(5)
The Senior Secured Notes, Series 2009-1 consist of $81 million of principal as of June 30, 2015 that amortizes through 2019, and $70 million of principal as of June 30, 2015 that amortizes during the period beginning in 2019 and ending in 2029.

(6)	As of June 30, 2015, the undrawn availability under the $2.2 billion Revolving Credit Facility is $2.2 billion.

(7)	Notes are prepayable at par if voluntarily repaid six months or less prior to maturity; earlier prepayment may require additional consideration.

(8)	Market capitalization calculated based on 80.30 closing price and 333.8 million shares outstanding as of June 30, 2015.

(9)	Represents the sum of net debt, preferred stock (at liquidation value) and market capitalization.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEBT MATURITY OVERVIEW(1)

% of Debt Outstanding
Fixed Rate
Floating Rate
26%
74%

(as of June 30, 2015; dollars in millions)

$29
$38
$38
$388
$838
$38
$38
$551
$17
$1,265
$1,015
$2,136
$4
$1,154
$4
$2,653
$4
$4
$4
$733
2H 2015
1H 2016
2H 2016
1H 2017
2H 2017
1H 2018
2H 2018
1H 2019
2H 2019
1H 2020
2H 2020
1H 2021
2H 2021
1H 2022
2H 2022
1H 2023
2H 2023
1H 2024
2H 2024
Thereafter
Fixed Rate
Floating Rate

(1)
Where applicable, maturities reflect the Anticipated Repayment Date as defined in the respective debt agreement; excludes capital leases and other obligations; amounts presented at face value net of repurchases held at CCIC.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

LIQUIDITY OVERVIEW
(dollars in thousands)	June 30, 2015
Cash and cash equivalents(1)	$338,609
Undrawn revolving credit facility availability(2)	2,230,000
Restricted cash	148,016
Debt and other long-term obligations	11,131,304
Total equity	7,408,136

(1)	Exclusive of restricted cash.

(2)
Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, our credit agreement governing our senior credit facilities ("2012 Credit Facility").

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS
Debt	Borrower / Issuer	Covenant(1)	Covenant Level Requirement		As of June 30, 2015
Maintenance Financial Covenants(2)
2012 Credit Facility	CCOC	Total Net Leverage Ratio	≤ 5.50x		4.1x
2012 Credit Facility	CCOC	Consolidated Interest Coverage Ratio	≥ 2.50x		6.1x

Restrictive Negative Financial Covenants
Financial covenants restricting ability to make restricted payments, including dividends
4.875% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x		5.5x
5.25% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x		5.5x
2012 Credit Facility	CCOC	Total Net Leverage Ratio	≤ 5.50x		4.1x

Financial covenants restricting ability to incur additional debt
4.875% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x		5.5x
5.25% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x		5.5x
2012 Credit Facility	CCOC	Total Net Leverage Ratio	≤ 5.50x	(3)	4.1x
2012 Credit Facility	CCOC	Holdings Leverage Ratio	≤ 7.00x	(4)	5.5x
2012 Credit Facility	CCOC	Consolidated Interest Coverage Ratio	≥ 2.50x		6.1x
2012 Secured Notes	CC Holdings GS V LLC and Crown Castle GS III Corp.	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 3.50x		4.0x

Financial covenants restricting ability to make investments
2012 Credit Facility	CCOC	Total Net Leverage Ratio	≤ 5.50x		4.1x

(1)	As defined in the respective debt agreement.

(2)	Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2012 Credit Facility.

(3)	Applicable for debt issued at CCOC or its subsidiaries.

(4)	Applicable for debt issued at CCIC or its subsidiaries.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS (CONTINUED)
Debt	Borrower / Issuer	Covenant(1)	Covenant Level Requirement		As of June 30, 2015
Restrictive Negative Financial Covenants
Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(2)	3.5x
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(2)	3.5x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(2)	4.9x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(3)	3.5x
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(3)	3.5x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(3)	4.9x

(1)
As defined in the respective debt agreement. In the indentures for the 2010 Tower Revenue Notes, WCP Securitized Notes, and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR".

(2)
The 2010 Tower Revenue Notes, 2015 Tower Revenue Notes, and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.45x or 1.15x, in each case as described under the indentures for the 2010 Tower Revenue Notes, 2015 Tower Revenue Notes, or 2009 Securitized Notes, respectively.

(3)	Rating Agency Confirmation (as defined in the respective debt agreement) is also required.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

INTEREST RATE SENSITIVITY(1)
	Remaining six months,	Years Ended December 31,
(as of June 30, 2015; dollars in millions)	2015	2016	2017
Fixed Rate Debt:
Face Value of Principal Outstanding(2)	$8,051	$8,022	$8,003
Current Interest Payment Obligations(3)	191	381	380
Effect of 0.125% Change in Interest Rates(4)	<1	<1	1
Floating Rate Debt:
Face Value of Principal Outstanding(2)	$2,896	$2,820	$2,764
Current Interest Payment Obligations(5)	40	85	102
Effect of 0.125% Change in Interest Rates(6)	<1	2	3

(1)	Excludes capital lease and other obligations.

(2)	Face value net of required amortizations; assumes no maturity or balloon principal payments; excludes capital leases.

(3)	Interest expense calculated based on current interest rates.

(4)
Interest expense calculated based on current interest rates until the sooner of the (1) stated maturity date or (2) the Anticipated Repayment Date, at which time the face value amount outstanding of such indebtedness is refinanced at current rates plus 12.5 bps.

(5)
Interest expense calculated based on current interest rates. Forward LIBOR assumptions are derived from the 1-month LIBOR forward curve as of June 30, 2015. Calculation takes into account any LIBOR floors in place and assumes no changes to future interest rate margin spread over LIBOR due to changes in the Borrower’s net leverage ratio.

(6)
Interest expense calculated based on current interest rates using forward LIBOR assumptions until the stated maturity date, at which time the face value amount outstanding of such indebtedness is refinanced at current rates plus 12.5 bps. Absent the effect of LIBOR floors, a 12.5 bps increase to forward LIBOR assumptions would increase interest expense for the remaining six months of 2015, 2016, and 2017, by approximately $2 million, $4 million, and $3 million, respectively.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEFINITIONS
Non-GAAP Financial Measures and Other Calculations

This Supplement includes presentations of Adjusted EBITDA, Funds from Operations, Adjusted Funds from Operations, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")). Each of the amounts included in the calculation of Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, are computed in accordance with GAAP, with the exception of: (1) sustaining capital expenditures, which is not defined under GAAP and (2) our adjustment to the income tax provision in calculations of AFFO for periods prior to our REIT conversion.
Our measures of Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, may not be comparable to similarly titled measures of other companies, including other companies in the tower sector or those reported by other REITs. Our FFO and AFFO may not be comparable to those reported in accordance with National Association of Real Estate Investment Trusts, including with respect to the impact of income taxes for periods prior to our REIT conversion.
Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations.
Adjusted EBITDA. Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation expense.
Funds from Operations ("FFO"). Crown Castle defines Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less non controlling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
FFO per share. Crown Castle defines FFO per share as FFO divided by the diluted weighted average common shares outstanding.
Adjusted Funds from Operations ("AFFO"). Crown Castle defines Adjusted Funds from Operations as FFO before straight-line revenue, straight-line expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, gains (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less capital improvement capital expenditures and corporate capital expenditures.
AFFO per share. Crown Castle defines AFFO per share as AFFO divided by diluted weighted average common shares outstanding.
AFFO payout ratio. Dividends per common share divided by AFFO per share.
Site Rental Revenues, as Adjusted. Crown Castle defines Site Rental Revenues, as Adjusted, as site rental revenues, as reported, less straight-line revenues.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEFINITIONS (continued)
Organic Site Rental Revenues. Crown Castle defines Organic Site Rental Revenues as site rental revenues, as reported, less straight-line revenues, the impact of tower acquisitions and construction, foreign currency adjustments and certain non recurring items.
Site Rental Gross Margins, as Adjusted. Crown Castle defines Site Rental Gross Margins, as Adjusted, as site rental gross margin as reported less straight-line revenues and straight-line expenses.
Organic Site Rental Gross Margins. Crown Castle defines Organic Site Rental Gross Margins as site rental gross margins, as reported less straight-line revenues, straight-line expenses, the impact of tower acquisitions and construction, foreign currency adjustments and certain non recurring items.
Ground Lease Expense, as Adjusted. Crown Castle defines Ground Lease Expense, as Adjusted as ground lease expense, as reported, less straight line ground lease expense.
Sustaining capital expenditures. Crown Castle defines sustaining capital expenditures as either (1) corporate related capital improvements, such as buildings, information technology equipment and office equipment or (2) capital improvements to tower sites that enable our customers' ongoing quiet enjoyment of the tower.
The tables set forth below reconcile non-GAAP financial measures to comparable GAAP financial measures and provide certain other calculations. The components in these tables may not sum to the total due to rounding.
Amounts reflected herein are adjusted to reflect the sale of our CCAL segment as discontinued operations following the sale on May 28, 2015. See page 2.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Adjusted EBITDA for the three and six months ended June 30, 2015 and 2014 is computed as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2015	2014	2015	2014
Net income (loss)	$1,154,378	$35,357	$1,279,490	$138,150
Adjustments to increase (decrease) net income (loss):
Income (loss) from discontinued operations	(987,852)	(10,053)	(1,001,230)	(19,621)
Asset write-down charges	3,620	3,105	12,175	5,741
Acquisition and integration costs	2,377	19,125	4,393	24,784
Depreciation, amortization and accretion	253,153	246,583	504,959	491,759
Amortization of prepaid lease purchase price adjustments	5,070	5,663	10,244	9,558
Interest expense and amortization of deferred financing costs(1)	134,466	144,534	268,905	290,934
Gains (losses) on retirement of long-term obligations	4,181	44,629	4,157	44,629
Gains (losses) on foreign currency swaps	(59,779)	—	(59,779)	—
Interest income	(325)	(108)	(381)	(222)
Other income (expense)	(194)	5,920	55	8,656
Benefit (provision) for income taxes	(4,144)	(3,101)	(5,579)	(6,141)
Stock-based compensation expense	15,975	17,883	32,816	29,840
Adjusted EBITDA(2)	$520,926	$509,537	$1,050,225	$1,018,067

(1)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein.

(2)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Adjusted EBITDA for the quarter ending September 30, 2015 and the year ending December 31, 2015 is forecasted as follows:

	Q3 2015	Full Year 2015
(dollars in millions)	Outlook	Outlook
Net income (loss)	$90 to $123	$1,463 to $1,542
Adjustments to increase (decrease) net income (loss):
Income (loss) from discontinued operations	$0 to $0	$(1,001) to $(1,001)
Asset write-down charges	$4 to $6	$17 to $27
Acquisition and integration costs	$2 to $5	$9 to $12
Depreciation, amortization and accretion	$251 to $256	$1,000 to $1,020
Amortization of prepaid lease purchase price adjustments	$4 to $6	$19 to $21
Interest expense and amortization of deferred financing costs(1)	$125 to $130	$513 to $528
Gains (losses) on retirement of long-term obligations	$0 to $0	$4 to $4
Gains (losses) on foreign currency swaps	$0 to $0	$(60) to $(60)
Interest income	$(2) to $0	$(2) to $0
Other income (expense)	$(1) to $2	$0 to $2
Benefit (provision) for income taxes	$(6) to $(2)	$(17) to $(9)
Stock-based compensation expense	$15 to $17	$63 to $68
Adjusted EBITDA(2)	$510 to $515	$2,073 to $2,088

The components of interest expense and amortization of deferred financing costs for the quarters ending June 30, 2015 and 2014 are as follows:

	Three Months Ended June 30,
(dollars in thousands)	2015	2014
Interest expense on debt obligations	$122,398	$123,930
Amortization of deferred financing costs	5,554	5,521
Amortization of adjustments on long-term debt	(381)	(896)
Amortization of interest rate swaps(3)	7,490	16,162
Other, net	(595)	(183)
Interest expense and amortization of deferred financing costs	$134,466	$144,534

The components of interest expense and amortization of deferred financing costs for the quarter ending September 30, 2015 and the year ending December 31, 2015 are forecasted as follows:

	Q3 2015	Full Year 2015
(dollars in millions)	Outlook	Outlook
Interest expense on debt obligations	$118 to $120	$478 to $488
Amortization of deferred financing costs	$4 to $6	$21 to $23
Amortization of adjustments on long-term debt	$0 to $1	$(2) to $0
Amortization of interest rate swaps(3)	$3 to $5	$16 to $21
Other, net	$0 to $0	$(3) to $(1)
Interest expense and amortization of deferred financing costs	$125 to $130	$513 to $528

(1)	See the reconciliation of “components of interest expense and amortization of deferred financing costs” herein.

(2)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(3)	Relates to the amortization of interest rate swaps; the swaps were cash settled in prior periods.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the three and six months ended June 30, 2015 and 2014 are computed as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except share and per share amounts)	2015	2014	2015	2014
Net income(1)	$166,526	$25,304	$278,260	$118,529
Real estate related depreciation, amortization and accretion	248,918	243,094	496,529	484,876
Asset write-down charges	3,620	3,105	12,175	5,741
Dividends on preferred stock	(10,997)	(10,997)	(21,994)	(21,994)
FFO(2)(3)(5)	$408,067	$260,506	$764,970	$587,153

FFO (from above)	$408,067	$260,506	$764,970	$587,153
Adjustments to increase (decrease) FFO:
Straight-line revenue	(31,326)	(49,774)	(61,865)	(98,999)
Straight-line expense	24,981	26,717	49,563	51,937
Stock-based compensation expense	15,975	17,883	32,816	29,840
Non-cash portion of tax provision	(10,783)	(5,060)	(14,375)	(9,883)
Non-real estate related depreciation, amortization and accretion	4,235	3,489	8,430	6,883
Amortization of non-cash interest expense	12,068	20,604	23,804	41,485
Other (income) expense	(194)	5,920	55	8,656
Gains (losses) on retirement of long-term obligations	4,181	44,629	4,157	44,629
Gains (losses) on foreign currency swaps	(59,779)	—	(59,779)	—
Acquisition and integration costs	2,377	19,125	4,393	24,784
Capital improvement capital expenditures	(10,662)	(4,148)	(18,152)	(7,919)
Corporate capital expenditures	(16,757)	(7,619)	(25,955)	(15,056)
AFFO(2)(3)(5)	$342,385	$332,274	$708,062	$663,511
Weighted average common shares outstanding — diluted(4)	333,733	333,081	333,665	333,034
AFFO per share(2)(5)	$1.03	$1.00	$2.12	$1.99

(1)
Exclusive of income from discontinued operations and related noncontrolling interest of $988 million and $10 million for the three months ended June 30, 2015 and 2014, respectively and $1.0 billion and $20 million for the six months ended June 30, 2015 and 2014, respectively.

(2)	See definitions herein. See also “Definitions of Non-GAAP Financial Measures and Other Calculations” herein for a discussion of our definitions of FFO and AFFO.

(3)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(4)	The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count.

(5)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the years ended December 31, 2014, 2013, 2012, 2011, 2010, 2009, 2008 and 2007 are computed as follows:

	Years Ended December 31,
(in thousands of dollars, except share and per share amounts)	2014	2013	2012	2011	2010	2009	2008	2007
Net income(1)	$346,314	$60,001	$124,997	$145,070	$(330,183)	$(128,893)	$(60,675)	$(228,228)
Real estate related depreciation, amortization and accretion	971,562	730,076	572,007	503,388	496,584	494,191	491,459	502,046
Asset write-down charges	14,246	13,595	15,226	21,986	13,243	18,611	16,696	65,515
Adjustment for noncontrolling interest(2)	—	—	268	349	—	—	—	362
Dividends on preferred stock	(43,988)	—	(2,481)	(19,487)	(19,878)	(19,878)	(19,878)	(19,878)
FFO(4)(5)(7)	$1,288,133	$803,672	$710,014	$651,305	$159,766	$364,032	$427,602	$319,817

FFO (from above)	$1,288,133	$803,672	$710,014	$651,305	$159,766	$364,032	$427,602	$319,817
Adjustments to increase (decrease) FFO:
Straight-line revenue	(183,393)	(212,856)	(248,227)	(195,456)	(149,314)	(90,269)	(28,133)	(30,912)
Straight-line expense	101,890	78,619	52,271	38,141	37,617	37,469	39,172	40,026
Stock-based compensation expense	56,431	39,031	41,785	32,611	36,541	29,225	25,897	20,375
Non-cash portion of tax provision(3)	(19,490)	185,723	(64,939)	4,970	(29,033)	(78,304)	(106,857)	(95,622)
Non-real estate related depreciation, amortization and accretion	14,219	11,266	19,421	19,293	16,848	7,825	7,375	10,343
Amortization of non-cash interest expense	80,854	99,244	109,337	102,944	85,454	61,357	24,831	23,913
Other (income) expense	(11,992)	3,902	5,363	5,603	824	(1,139)	61,837	80,551
Gains (losses) on retirement of long-term obligations	44,629	37,127	131,974	—	138,367	91,079	(42)	—
Net gain (loss) on interest rate swaps	—	—	—	—	286,435	92,966	37,888	—
Acquisition and integration costs	34,145	25,574	18,216	3,310	2,102	—	2,504	25,418
Adjustment for noncontrolling interest(2)	—	—	(268)	(349)	—	—	—	(362)
Capital improvement capital expenditures	(31,056)	(17,520)	(19,997)	(12,442)	(13,727)	(17,355)	(13,780)	(9,073)
Corporate capital expenditures	(50,317)	(27,099)	(14,049)	(8,421)	(8,392)	(9,335)	(12,039)	(12,206)
AFFO(4)(5)(7)	$1,324,054	$1,026,684	$740,901	$641,510	$563,487	$487,550	$466,255	$372,266
Weighted average common shares outstanding — diluted(6)	333,265	299,293	291,270	285,947	287,764	286,622	282,007	279,937
AFFO per share(4)(7)	$3.97	$3.43	$2.54	$2.24	$1.96	$1.70	$1.66	$1.33

(1)    Exclusive of income from discontinued operations and related noncontrolling interest.
(2)    Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(3)
Adjusts the income tax provision to reflect our estimate of the cash taxes paid had we been a REIT for all periods presented, and is primarily comprised of foreign taxes. As a result income tax expense (benefit) is lower by the amount of the adjustment.

(4)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(5)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(6)	The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count.

(7)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the three months ended September 30, 2014 and 2013 are computed as follows:

	Three Months Ended September 30,
(in thousands of dollars, except share and per share amounts)	2014	2013
Net income(1)	$99,155	$39,595
Real estate related depreciation, amortization and accretion	243,634	184,323
Asset write-down charges	4,932	3,022
Dividends on preferred stock	(10,997)	—
FFO(3)(4)(6)	$336,723	$226,940

FFO (from above)	$336,723	$226,940
Adjustments to increase (decrease) FFO:
Straight-line revenue	(45,708)	(52,059)
Straight-line expense	24,057	20,091
Stock-based compensation expense	13,358	9,862
Non-cash portion of tax provision(2)	(4,708)	31,477
Non-real estate related depreciation, amortization and accretion	3,572	2,198
Amortization of non-cash interest expense	19,837	20,771
Other (income) expense	694	654
Gains (losses) on retirement of long-term obligations	—	1
Acquisition and integration costs	4,068	4,243
Capital improvement capital expenditures	(7,539)	(3,125)
Corporate capital expenditures	(12,116)	(5,951)
AFFO(3)(4)(6)	$332,237	$255,102
Weighted average common shares outstanding — diluted(5)	333,241	291,378
AFFO per share(3)(6)	$1.00	$0.88

(1)    Exclusive of income from discontinued operations and related noncontrolling interest.

(2)
Adjusts the income tax provision to reflect our estimate of the cash taxes paid had we been a REIT for all periods presented, and is primarily comprised of foreign taxes. As a result income tax expense (benefit) is lower by the amount of the adjustment.

(3)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(4)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(5)	The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count.

(6)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the quarter ending September 30, 2015 and the year ending December 31, 2015 are forecasted as follows:

	Q3 2015	Full Year 2015
(in millions of dollars, except share and per share amounts)	Outlook	Outlook
Net income(1)	$90 to $123	$462 to $541
Real estate related depreciation, amortization and accretion	$248 to $251	$986 to $1,001
Asset write-down charges	$4 to $6	$17 to $27
Dividends on preferred stock	$(11) to $(11)	$(44) to $(44)
FFO(3)(4)(6)	$347 to $352	$1,463 to $1,478

FFO (from above)	$347 to $352	$1,463 to $1,478
Adjustments to increase (decrease) FFO:
Straight-line revenue	$(30) to $(25)	$(118) to $(103)
Straight-line expense	$21 to $26	$88 to $103
Stock-based compensation expense	$15 to $17	$63 to $68
Non-cash portion of tax provision	$(8) to $(3)	$(34) to $(19)
Non-real estate related depreciation, amortization and accretion	$3 to $5	$14 to $19
Amortization of non-cash interest expense	$7 to $12	$32 to $43
Other (income) expense	$(1) to $2	$0 to $2
Gains (losses) on retirement of long-term obligations	$0 to $0	$4 to $4
Gains (losses) on foreign currency swaps	$0 to $0	$(60) to $(60)
Acquisition and integration costs	$2 to $5	$9 to $12
Capital improvement capital expenditures	$(12) to $(10)	$(41) to $(36)
Corporate capital expenditures	$(19) to $(17)	$(55) to $(50)
AFFO(3)(4)(6)	$341 to $346	$1,405 to $1,420
Weighted-average common shares outstanding—diluted(2)(5)	333.7	333.7
AFFO per share(3)(6)	$1.02 to $1.04	$4.21 to $4.25

(1)	For full year 2015 Outlook, net income is exclusive of income from discontinued operations of $1.0 billion and related noncontrolling interest.

(2)	Based on 333.7 million diluted shares outstanding as of June 30, 2015.

(3)	See definitions herein. See also “Definitions of Non-GAAP Financial Measures and Other Calculations” herein for a discussion of our definitions of FFO and AFFO.

(4)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(5)	The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count.

(6)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

The midpoint of the Previous Second Quarter 2015 Outlook and Previous Full Year 2015 Outlook for Adjusted EBITDA adjusted to reflect CCAL as a discounted operation are reconciled as follows:

	Q2 2015	Full Year 2015
(in millions)	Adjusted Previous Outlook	Adjusted Previous Outlook
Net income (loss)	$78 to $111	$367 to $446
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$4 to $6	$19 to $29
Acquisition and integration costs	$0 to $3	$4 to $4
Depreciation, amortization and accretion	$250 to $255	$996 to $1,016
Amortization of prepaid lease purchase price adjustments	$4 to $6	$19 to $21
Interest expense and amortization of deferred financing costs	$133 to $138	$531 to $546
Gains (losses) on retirement of long-term obligations	$0 to $0	$0 to $0
Interest income	$(2) to $0	$(3) to $(1)
Other income (expense)	$(1) to $2	$1 to $3
Benefit (provision) for income taxes	$(3) to $1	$(15) to $(7)
Stock-based compensation expense	$15 to $17	$63 to $68
Adjusted EBITDA(1)	$509	$2,054

(1)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

The midpoint of the Previous Second Quarter 2015 Outlook and Previous Full Year 2015 Outlook for FFO and AFFO adjusted to reflect CCAL as a discounted operation are reconciled as follows:

	Q2 2015	Full Year 2015
(in millions, except share and per share amounts)	Adjusted Previous Outlook	Adjusted Previous Outlook
Net income	$78 to $111	$367 to $446
Real estate related depreciation, amortization and accretion	$247 to $250	$982 to $997
Asset write-down charges	$4 to $6	$19 to $29
Dividends on preferred stock	$(11) to $(11)	$(44) to $(44)
FFO(1)(2)(5)	$339 to $344	$1,387 to $1,402

FFO (from above)	$339 to $344	$1,387 to $1,402
Adjustments to increase (decrease) FFO:
Straight-line revenue	$(34) to $(29)	$(117) to $(102)
Straight-line expense	$22 to $27	$86 to $101
Stock-based compensation expense	$15 to $17	$63 to $68
Non-cash portion of tax provision	$(9) to $(4)	$(30) to $(15)
Non-real estate related depreciation, amortization and accretion	$3 to $5	$14 to $19
Amortization of non-cash interest expense	$10 to $15	$30 to $41
Other (income) expense	$(1) to $2	$1 to $3
Acquisition and integration costs	$0 to $3	$4 to $4
Capital improvement capital expenditures	$(11) to $(9)	$(40) to $(35)
Corporate capital expenditures	$(10) to $(8)	$(34) to $(29)
AFFO(1)(2)(5)	$339	$1,399
Weighted average common shares outstanding — diluted(4)	333.9	333.9
AFFO per share(1)(5)	$1.02	$4.19

(1)	Based on diluted shares outstanding as of March 31, 2015.

(2)	See "Non-GAAP Financial Measures and Other Calculations" herein for a discussion for our definitions of FFO and AFFO.

(3)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(4)	The diluted weighted average common shares outstanding assumes no conversion of preferred stock in the share count.

(5)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

The impact of CCAL discontinued operations on our previously issued guidance for the quarter ending June 30, 2015 is as follows:

(in millions)	Midpoint as previously issued(1)	CCAL Impact	Midpoint as adjusted
Site rental revenues	$770	$35	$735
Site rental gross margin	$526	$27	$499
Adjusted EBITDA	$534	$25	$509
AFFO	$351	$12	$339
AFFO per share(2)	$1.05	$0.03	$1.02

(1)	As previously issued on April 22, 2015.

(2)	Based on diluted shares outstanding as of March 31, 2015.

The impact of CCAL discontinued operations on our previously issued guidance for the year ending December 31, 2015 is as follows:

(in millions)	Midpoint as previously issued(1)	CCAL Impact	Midpoint as adjusted
Site rental revenues	$3,075	$142	$2,933
Site rental gross margin	$2,099	$107	$1,992
Adjusted EBITDA	$2,153	$99	$2,054
AFFO	$1,458	$59	$1,399
AFFO per share(2)	$4.37	$0.18	$4.19

(1)	As previously issued on April 22, 2015.

(2)	Based on diluted shares outstanding as of March 31, 2015.

Net debt to Last Quarter Annualized Adjusted EBITDA calculation:

	Three Months Ended June 30,
(dollars in millions)	2015		2014
Total face value of debt	$11,135.0		$11,568.8
Ending cash and cash equivalents	338.6		195.8
Total net debt	$10,796.4		$11,373.0

Adjusted EBITDA for the three months ended June 30,	$520.9		$509.5
Last quarter annualized Adjusted EBITDA	2,083.7		2,038.0
Net debt to Last Quarter Annualized Adjusted EBITDA	5.2	x	5.6	x

Cash Interest Coverage Ratio Calculation:

	Three Months Ended June 30,
(dollars in thousands)	2015		2014
Adjusted EBITDA	$520,926		$509,537
Interest expense on debt obligations	122,398		123,930
Interest Coverage Ratio	4.3	x	4.1	x

Crown Castle International Corp.
Second Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

AFFO Payout Ratio Calculation:

Three Months Ended June 30,
(per share)	2015
Dividend per share	$0.82
AFFO per share	$1.03
AFFO Payout Ratio(1)	80%

(1)	AFFO is calculated exclusive of income from discontinued operations and related noncontrolling interest. See page 2.